                                                                      EXHIBIT II

                            PARENTS AND SUBSIDIARIES

                            AS OF DECEMBER 31, 1997

                                                                                                      PERCENTAGE OF
                                                                               STATE OR COUNTRY     VOTING SECURITIES
                                                                               OF INCORPORATION       OWNED BY ITS
                                                                                OR ORGANIZATION     IMMEDIATE PARENT
                                                                              -------------------  -------------------
Registrant:
  International Business Machines Corporation...............................  New York
Subsidiaries:
  IBM Credit Corporation....................................................  Delaware                        100
  Lotus Development Corporation.............................................  Delaware                        100
  Tivoli Systems Inc........................................................  Delaware                        100
  Unison Software, Inc......................................................  Delaware                        100
  IBM World Trade Corporation...............................................  Delaware                        100
    IBM Asia Pacific Service Corporation....................................  Japan                           100
    IBM China/Hong Kong Corporation.........................................  Delaware                        100
    IBM Factoring Corporation...............................................  Delaware                        100
    IBM World Trade Asia Corporation........................................  Delaware                        100
    WTC Insurance Corporation, Ltd..........................................  Bermuda                         100
    IBM Argentina, S.A......................................................  Argentina                       100(E)
    IBM Australia Ltd.......................................................  Australia                       100
    IBM Bahamas Ltd.........................................................  Bahamas                         100
    IBM de Bolivia, S.A.....................................................  Bolivia                         100
    IBM Brasil-Industria, Maquinas e Servicos Ltda..........................  Brazil                          100(E)
    General Business Machines Corp..........................................  British V.I.                     10
    IBM Canada Credit Services Company......................................  Canada                          100
    IBM Canada Limited--IBM Canada Limitee..................................  Canada                          100
    IBM China Company Limited...............................................  China                           100
    IBM de Chile, S.A.C.....................................................  Chile                           100(E)
    IBM de Colombia, S.A....................................................  Colombia                         90(C)
    IBM Middle East FZE.....................................................  United Arab                     100
                                                                                Emirates
    IBM Middle East Dubai Airport Free Zone FZE.............................  United Arab                     100
                                                                                Emirates
    IBM del Ecuador, C.A....................................................  Ecuador                         100
    IBM Global Services India Pvt. Ltd......................................  India                            80
    Tata IBM Ltd............................................................  India                            50
    IBM Japan, Ltd..........................................................  Japan                           100
    IBM Korea, Inc..........................................................  Korea (South)                   100
    Mesiniaga Sdn. Bhd......................................................  Malaysia                         10
    Sunway Computer Services Sdn. Bhd.......................................  Malaysia                         20
    Arrendadora de Technologia e Informatica, S.A. de C.V., Organizacion      Mexico                           99(C)
      Auxiliar del Credito..................................................
    Financiera de Tecnologia e Informatica S.A. de C.A., Sociedad Financiera  Mexico                          100(E)
      del Objecto Limitado Filial...........................................
    Grupo IBM Mexico, S.A. de C.V...........................................  Mexico                          100(A)
    IBM de Mexico, S.A......................................................  Mexico                          100(A)
    IBM New Zealand Ltd.....................................................  New Zealand                     100
    IBM del Peru, S.A.......................................................  Peru                            100
    IBM World Trade Asia-Pacific Corp.......................................  Philippines                      98(A)
    IBM Philippines, Incorporated...........................................  Philippines                     100(A)

                                                                                                      PERCENTAGE OF
                                                                               STATE OR COUNTRY     VOTING SECURITIES
                                                                               OF INCORPORATION       OWNED BY ITS
                                                                                OR ORGANIZATION     IMMEDIATE PARENT
                                                                              -------------------  -------------------
    IBM Romania Srl.........................................................  Romania                         100
    IBM Singapore Pte. Ltd..................................................  Singapore                       100
    IBM Taiwan Corporation..................................................  Taiwan                          100
    Thai Systems Corporation Ltd............................................  Thailand                        100
    IBM Thailand Company Ltd................................................  Thailand                        100(A)
    IBM del Uruguay, S.A....................................................  Uruguay                         100
    IBM de Venezuela, S.A...................................................  Venezuela                       100
    IBM Vietnam Company.....................................................  Vietnam                         100
    IBM Central Europe & Russia Inc.........................................  Delaware                        100
    IBM Oesterreich Internationale Bueromaschinen Gesellschaft m.b.H........  Austria                         100
    IBA (International Belarussian Alliance)................................  Belarus Republic                 45
    International Business Machines of Belgium S.A..........................  Belgium                         100(E)
    IBM Botswana (PTY) Limited..............................................  Botswana                        100(A)
    IBM Bulgaria Ltd........................................................  Bulgaria                        100
    IBM Croatia Ltd./ IBM Hrvatska d.o.o....................................  Croatia                         100
    IBM Ceska Republika spol. s.r.o.........................................  Czech Republic                  100
    IBM Eesti Osauhing (IBM Estonia Ou).....................................  Estonia                         100
    Compagnie IBM France, S.A...............................................  France                          100(A)
    IBM Eurocoordination....................................................  France                           --(B)
    IBM Europe Middle East Africa...........................................  France                          100(A)
    IBM Beteiligungs GmbH...................................................  Germany                         100
    IBM Deutschland GmbH....................................................  Germany                          82(C)
    International Business Machines Corporation Magyarorszagi Kft...........  Hungary                         100
    IBM Storage Products Industrial Duty Free Zone LLC......................  Hungary                         100
    IBM International Treasury Services Company.............................  Ireland                         ---(D)
    IBM Ireland Ltd.........................................................  Ireland                         100
    IBM Italia S.p.A........................................................  Italy                            96(C)
        IBM Hellas Information Handling Systems S.A.........................  Greece                          100(E)
        IBM Israel Ltd......................................................  Israel                          100
        Companhia IBM Portuguesa, S.A.......................................  Portugal                        100
        IBM (International Business Machines) Turk Ltd. Sirketi.............  Turkey                           98(C)
        IBM South Africa Group Ltd..........................................  South Africa                     54
    IBM East Africa Limited.................................................  Kenya                            67(C)
    Sabiedriba ar irobezotu IBM Latvija.....................................  Latvia                          100
    QuanTech S.A.L..........................................................  Lebanon                          15
    International Sales and Services B.V....................................  Netherlands                     100
    IBM Global Holdings B.V.................................................  Netherlands                     100
    IBM International Centre for Asset Management N.V.......................  Netherlands                     100
    IBM International Holdings B.V..........................................  Netherlands                     100
    IBM Nederland N.V.......................................................  Netherlands                     100
    IBM Polska Sp. z.o.o....................................................  Poland                          100
    International Business Machines A/S.....................................  Norway                           60(C)
    IBM East Europe/Asia Ltd................................................  Russia                          100
    IBM Slovensko spol.s.r.o................................................  Slovak Republic                 100
    IBM Slovenija d.o.o.....................................................  Slovenia                        100

                                                                                                      PERCENTAGE OF
                                                                               STATE OR COUNTRY     VOTING SECURITIES
                                                                               OF INCORPORATION       OWNED BY ITS
                                                                                OR ORGANIZATION     IMMEDIATE PARENT
                                                                              -------------------  -------------------
    International Business Machines, S.A....................................  Spain                           100(E)
    IBM Nordic Aktiebolag...................................................  Sweden                          100
        IBM Danmark A/S.....................................................  Denmark                         100
        Oy International Business Machines AB...............................  Finland                         100
        IBM Svenska Aktiebolag..............................................  Sweden                          100
    IBM International Centre for Asset Management AG........................  Switzerland                     100
    IBM (Schweiz)--IBM (Suisse)--IBM (Svizzera)--IBM (Switzerland)..........  Switzerland                     100
    IBM North Africa........................................................  Tunisia                          99(C)
    IBM United Kingdom Holdings Ltd.........................................  United Kingdom                  100
    International Business Machines Limited.................................  United Kingdom                  100
    IBM Zimbabwe (Private) Ltd..............................................  Zimbabwe                        100

------------------------

(A) Minor percentage held by other IBM shareholders, subject to repurchase option.

(B) IBM Eurocoordination, S.A. is owned approximately 14% each by subsidiaries located in France, Germany, Italy and the United Kingdom and approximately 4% each by subsidiaries located in Austria, Belgium, Denmark, Finland, Ireland, Netherlands, Norway, Portugal, Spain, Sweden and Switzerland and by four other minority shareholders.

(C) Remaining percentage owned by another wholly-owned IBM company.

(D) IBM France and IBM Finland each own 16.6% and IBM Denmark and IBM Switzerland each own 33.3% of IBM International Treasury Services Company.

(E) Minor percentage owned by another wholly-owned IBM company.